PAPERCLIP SOFTWARE, INC.

FOR IMMEDIATE RELEASE

Contact: William Weiss
         (201) 487-3503



PAPERCLIP SOFTWARE, INC. ANNOUNCES DELETION OF ITS SECURITIES
FROM THE NASDAQ SMALLCAP MARKET
EFFECTIVE MARCH 11, 1997


HACKENSACK, N.J., March 13, 1997 -- PaperClip Software, Inc. (the "Company") announced today that as of March 11, 1997, its securities have been deleted from The Nasdaq SmallCap Market due to the Company's failure to comply with minimum asset and capital surplus requirements established by Nasdaq.
The Company's securities will be quoted on the OTC Bulletin Board.

This press release contains forward-looking statements which are based upon current expectations and involve a number of uncertainties






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